(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 99.2

Consolidated Financial Statements and Report of
Independent Certified Public Accountants
Portrait Corporation of America, Inc. and Subsidiaries
As of January 28, 2007

Portrait Corporation of America, Inc. and Subsidiaries

Table of Contents

Report of Independent Certified Public Accountants	1-2

Financial Statements:

Consolidated Balance Sheet	3-4
Consolidated Statement of Operations	5
Consolidated Statement of Shareholders' Deficiency and Comprehensive Income (Loss)	6
Consolidated Statement of Cash Flow	7
Notes to Consolidated Financial Statements	8-36

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

Portrait Corporation of America, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Portrait Corporation of America, Inc.and Subsidiaries (Debtors-in-Possession) (the Company) as of January 28, 2007, and the related consolidated statements of operations, shareholders’ deficiency and comprehensive income (loss) and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Portrait Corporation of America, Inc. and Subsidiaries as of January 28, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note A to the consolidated financial statements, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on August 31, 2006, which raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note A.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Grant Thorton LLP
Grant Thorton LLP

Charlotte, North Carolina

May 15, 2007

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Balance Sheet
January 28, 2007

 (in thousands, except share information)

Assets	2007
Current assets:
Cash and cash equivalents	$3,200
Accounts receivable	1,637
Inventories	9,987
Prepaid expenses and other assets	3,327
Total current assets	18,151
Property and equipment:
Land and improvements	2,306
Buildings and improvements	13,893
Photographic, sales and finishing equipment	147,918
Studio improvements	21,126
Construction in progress	796
186,039
Accumulated depreciation and amortization	(148,244)
Property and equipment, net	37,795
Goodwill	43,591
Intangible assets	41
Deferred financing costs, net	6,612
Other assets	378
50,622
$106,568

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Balance Sheet
January 28, 2007 (continued)

(in thousands, except share information)

Liabilities and Shareholders’ Deficiency	2007
Current liabilities:
Short-term borrowings	$0
Current portion of long-term debt	12
Trade accounts payable	10,699
Accrued insurance	5,048
Accrued income taxes	2,121
Accrued compensation	5,262
Accrued interest	781
Other accrued liabilities	15,492
Total current liabilities	39,415
Other liabilities	4,987
44,402
Liabilities subject to compromise	324,410
368,812
Commitments and contingencies
Series A redeemable convertible preferred stock, $0.01 par value at January 28, 2007, and January 29, 2006 (authorized – 200,000 shares; outstanding – 15,000 shares)	15,000
Shareholders’ deficiency:
Common stock, $0.01 par value at January 28, 2007 (authorized – 20,000,000 shares; issued and outstanding at January 28, 2007 – 2,294,352 shares)	23
Warrants to purchase Series A redeemable convertible preferred stock (issued and outstanding – 287)	642
Warrants to purchase common stock (issued and outstanding – 306,610)	2,947
Deferred compensation	0
Additional paid-in capital	23,922
Accumulated deficit	(304,462)
Accumulated other comprehensive (loss) income	(316)
Total shareholders’ deficiency	(277,244)
$106,568

The accompanying notes are an integral part of these consolidated financial statements.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Statement of Operations
For the Fiscal Year Ended January 28, 2007

(in thousands)

2007
Sales	$291,841
Cost of sales	242,398
Gross profit	49,443
General and administrative	54,216
Asset impairment	31,773
(Loss) income from operations	(36,546)
Interest income	49
Interest expense	(29,476)
Loss before reorganization items, net and income taxes	(65,973)
Reorganization items, net	(5,514)
Loss before income taxes	(71,487)
Income tax provision	(300)
Net loss	$(71,787)

The accompanying notes are an integral part of these consolidated financial statements.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Statement of Shareholders’ Deficiency and Comprehensive Income (Loss)
For the Year Ended January 28, 2007

(in thousands, except share information)

	Common Stock		Warrants to Purchase Series A Redeemable Convertible Preferred Stock		Warrants to Purchase Common Stock		Additional Paid-in	Deferred	Accumulated	Comprehensive Income	Accumulated Other Comprehensive Income	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	(Loss)	(Loss)	Deficiency

Balance, January 29, 2006	2,294,352	23	287	642	306,610	2,947	24,104	(182)	(232,675)		321	(204,820)
Comprehensive loss:
Net loss	0	0	0	0	0	0	0	0	(71,787)	$(71,787)	0	(71,787)
Foreign currency translation adjustment	0	0	0	0	0	0	0	0	0	(637)	(637)	(637)
Total comprehensive loss										$(72,424)
Adjustment from unamortized deferred compensation to additional paid-in capital	0	0	0	0	0	0	(182)	182	0		0	0
Balance, January 28, 2007	2,294,352	$23	287	$642	306,610	$2,947	$23,922	$0	$(304,462)		$(316)	$(277,244)

The accompanying notes are an integral part of these consolidated financial statements.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Consolidated Statement of Cash Flows
For the Year Ended January 28, 2007

(in thousands)

2007
Cash flows from operating activities:
Net loss	$(71,787)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,220
Amortization of deferred financing costs	1,994
Paid-in-kind interest	4,312
Early extinguishment of debt	0
Amortization of debt discounts	358
Stock compensation expense	0
Loss on disposal of property and equipment	2,827
Goodwill and intangible asset impairment	9,528
Long-lived asset impairment	22,245
Reorganization items, net	5,211
Changes in assets and liabilities which provided (used) cash:
Accounts receivable	1,031
Inventories	3,142
Prepaid expenses and other assets	1,252
Other noncurrent assets	(212)
Trade accounts payable	6,113
Accrued expenses	56
Accrued interest	2,984
Other current accrued liabilities	(2,596)
Other noncurrent accrued liabilities	1,567
Net cash provided by (used in) operating activities	2,245
Cash flows from investing activities:
Purchases of property and equipment	(6,091)
Proceeds from disposal of property and equipment	5
Net cash used in investing activities	(6,086)
Cash flows from financing activities:
Proceeds from issuance of senior notes	0
Increase in borrowings under senior secured DIP credit facility	12,302
Repayment of senior secured DIP credit facility	(12,302)
Increase in borrowings under senior secured credit facility	11,683
Repayment of senior secured credit facility and capital lease obligations	(11,704)
Repayment of installment purchase agreement	0
Deferred financing costs	0
Payment of debt-related reorganization expense	(302)
Net cash (used in) provided by financing activities	(323)
Effect of exchange rate changes on cash	(609)
Net decrease in cash and cash equivalents	(4,773)
Cash and cash equivalents, beginning of year	7,973
Cash and cash equivalents, end of year	$3,200
Supplemental cash flow information:
Interest paid	$18,961
Income taxes paid	185

The accompanying notes are an integral part of these consolidated financial statements.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Note A – Description of Business and Summary of Significant Accounting Policies

Description of Business

Portrait Corporation of America, Inc. and its subsidiaries (the Company) are engaged in the sale and processing of professional color portraits of children, adults and families.  The Company operates portrait studios within Wal-Mart stores and Supercenters in the United States (U.S.), Canada, Mexico, Germany and the United Kingdom (U.K.).  The Company also operates a mobile modular business providing portrait photography services to church congregations and other institutions.

Voluntary Reorganization under Chapter 11

Bankruptcy Protection

The Company filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (Bankruptcy Code) on August 31, 2006 (Petition Date).  As of the date of this report, the Company remains under bankruptcy protection of the United States Bankruptcy Court (the Court).  The consolidated financial statements have been prepared in accordance with AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (SOP 90-7), and on a going concern basis that contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the consolidated financial statements as of and for the year ended January 28, 2007, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Condensed consolidating financial statements of the debtors and non-debtors are set forth below.  “Debtors” include all entities that filed for protection from creditors in fiscal 2006.  “Non-debtors” include the Company’s businesses that are generally not affected by the bankruptcy filings.

Assets	Debtors	Non-debtors	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$2,628	$572	$0	$3,200
Accounts receivable	1,485	152	0	1,637
Inventories	9,985	2	0	9,987
Prepaid expenses and other assets	3,161	166	0	3,327
Total current assets	17,259	892	0	18,151
Intercompany investments	17,257	(16,920)	(337)	0
Property and equipment:
Land and improvements	2,306	0	0	2,306
Buildings and improvements	13,893	0	0	13,893
Photographic, sales and finishing equipment	143,602	4,316	0	147,918
Studio improvements	20,503	623	0	21,126
Construction in progress	796	0	0	796
	181,100	4,939	0	186,039
Accumulated depreciation and amortization	(144,533)	(3,711)	0	(148,244)
Property and equipment, net	36,567	1,228	0	37,795
Goodwill	43,591	0	0	43,591
Intangible assets	41	0	0	41
Deferred financing costs, net	6,612	0	0	6,612
Other assets	337	41	0	378
	50,581	41	0	50,622
	$121,664	$(14,759)	$(337)	$106,568

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Liabilities and Shareholders' Deficiency	Debtors	Non-debtors	Eliminations	Consolidated

Current liabilities:
Current portion of long-term debt	$12	$-	$-	$12
Trade accounts payabale	10,359	340	-	10,699
Accrued insurance	5,048	-	-	5,048
Accrued income taxes	2,119	2	-	2,121
Accrued compensation	5,158	104	-	5,262
Accrued interest	781	-	-	781
Other accrued liabilities	15,277	215	-	15,492
Total current liabilities	38,754	661	-	39,415
Other liabilities	4,987	-	-	4,987
	43,741	661	-	44,402
Liabilities subject to compromise	324,410	-	-	324,410
	368,151	661	-	368,812

Commitments and contingencies
Series A redeemable convertible preferred stock, $0.01 par value at January 28, 2007,
200,000 shares authorized; 15,000 shares outstanding	15,000	-	-	15,000

Shareholders' deficiency:
Common stock, $0.01 par value at January 28, 2007, (authorized-
20,000,000 shares; issued and outstanding at
January 28, 2007, 2,294,352 shares)	24	32	(33)	23
Warrants to purchase Series A redeemable convertible preferred stock (issued and
outstanding - 287)	642	-	-	642
Warrants to purchase common stock (issued and outstanding - 306,610)	2,947	-	-	2,947
Additional paid-in capital	24,299	49	(426)	23,922
Unamortized deferred compensation	-	-	-	-
Accumulated deficit	(289,702)	(14,965)	205	(304,462)
Accumulated other comprehensive income (loss)	303	(536)	(83)	(316)
Total shareholders' deficiency	(261,487)	(15,420)	(337)	(277,244)
	$121,664	$(14,759)	$(337)	$106,568

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

	Debtors	Non-debtors	Eliminations	Consolidated
Sales	$278,671	$13,170	$0	$291,841
Cost of sales	229,689	12,709	0	242,398
Gross profit	48,689	461	0	49,443
General and administrative	50,704	3,512	0	54,216
Asset impairment	30,153	1,620	0	31,773
(Loss) income from operations	(31,875)	(4,671)	0	(36,546)
Interest income	37	12	0	49
Interest expense	(29,476)	0	0	(29,476)
Loss before reorganization items, net and income taxes	(61,314)	(4,659)	0	(65,973)
Reorganization items, net	(5,514)	0	0	(5,514)
Loss before income taxes	(66,828)	(4,659)	0	(71,487)
Income tax provision	(300)	0	0	(300)
Net loss	$(67,128)	$(4,659)	$0	$(71,787)

As required by the Bankruptcy Code, the United States Trustee for the Southern District of New York appointed on September 12, 2006, an official committee of unsecured creditors (the Creditors’ Committee).  The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Court concerning the reorganization.  There can be no assurance that the Creditors’ Committee will support the Company’s positions, or any proposed plan of reorganization.

With the exception of the Company’s non-debtor subsidiaries, the Company continues to operate the business as "debtors-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders.  In general, as debtors-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Court.  In conjunction with the commencement of the Chapter 11 case, the Debtors sought and obtained several orders from the Court that were intended to enable them to operate in the normal course of business during the Chapter 11 case.  The most significant of these orders (i) authorize the Company to obtain post-petition debtor-in-possession financing, (ii) authorize the Company to honor pre-petition obligations to customers, (iii) authorize the Company to honor obligations to employees for pre-petition employee salaries, wages and benefits and (iv) permit the Debtors to operate their consolidated cash management system during the Chapter 11 case in substantially the same manner as it was operated prior to the commencement of the Chapter 11 case.

The Company’s bankruptcy filing and other events have triggered defaults on substantially all of the Company’s debt and lease obligations.  Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of a debtor’s estate.  Absent an order of the Court, substantially all pre-petition liabilities are subject to settlement under the plan of reorganization.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

In order to exit Chapter 11 successfully, the Company must propose and obtain confirmation by the Court of a plan of reorganization that satisfies the requirements of the Bankruptcy Code.  A plan of reorganization would resolve, among other things, the Debtors’ pre-petition obligations and set forth the revised capital structure of the newly reorganized entity.  The Debtors have the exclusive right for 120 days from the Petition Date to file a plan of reorganization and, if they do so, 60 additional days to obtain necessary acceptance of the plan.  These deadlines may be extended by the Court.  The Company intends to use the provisions of Chapter 11 to reorganize its business on a sustainable basis.  The Chapter 11 process will allow the Company to realize a strengthened balance sheet with debt and equity levels consistent with long-term profitability.

Under Section 365 of the Bankruptcy Code, debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the Court and other conditions.  In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract in question.  Subject to certain exceptions, this rejection relieves debtors of performing their future obligations under that lease or contract but entitles the lessor or contract counterparty to a pre-petition general unsecured claim for damages caused by the deemed breach.

Counterparties to these rejected contracts or leases may file proofs of claim against the Debtors’ estate for such damages.  Due to the uncertain nature of many of the potential rejection and abandonment-related claims, the Company is unable to project the magnitude of these claims with any degree of certainty at this time.

The Company filed its draft Plan of Reorganization (the Plan) with the Court on January 31, 2007.  The Company subsequently amended the Plan, which was approved by the Court on March 29, 2007.  On April 19, 2007, the Court granted a motion to approve the solicitation of the Plan for approval by the Company’s creditors.

Subsequent to the start of the Plan solicitation process, on May 1, 2007, the Company entered into an agreement with an unrelated third party to sell substantially all of its assets for $100 million in cash and certain assumed liabilities.  The sale, which is subject to approved by the Court, will be a sale under Section 363 of the Bankruptcy Code.  (See Note O).

Liabilities Subject to Compromise

Liabilities subject to compromise refers to both secured and unsecured obligations that will be accounted for under a plan of reorganization, including claims incurred prior to the Petition Date.  They represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 process, and remain subject to future adjustments arising from negotiated settlements, actions of the Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims or other events.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

The Debtors have endeavored to notify all of their known or potential creditors whose claims are subject to the Chapter 11 cases.  Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date.  The deadline for creditors to file proofs of claim with the Court was November 28, 2006 (the Bar Date).  A proof of claim arising from the rejection of an executory contract or an expired lease must be filed by the later of the Bar Date or 30 days from the effective date of the authorized rejection.

Differences between liability amounts the Company has estimated and future claims to be filed by its creditors will be examined by the Court, which will make a final determination of the allowable amount of such claims.  The determination of how these liabilities will ultimately be treated will not be known until the Court approves a plan of reorganization and the claims resolution process is complete, which may occur well after confirmation of a plan of reorganization.

The Court approved the Company’s plan and the Company began solicitation for approval by the creditors of the Plan.  Subsequently, the Company signed an Asset Purchase Agreement (APA) with an unrelated third party to sell its assets.  From the proceeds of this sale, it is anticipated that the Company’s secured creditors’ liabilities will be satisfied and there will be some recovery to the unsecured creditors that will be substantially less than 100% of their claims.

The Company will continue to evaluate the amounts of these liabilities through the remainder of the Chapter 11 process.  To the extent that the Company identifies additional amounts subject to compromise, they will be recognized accordingly.  As a result, the amount of liabilities subject to compromise is subject to change.

In accordance with SOP 90-7, subsequent to its Chapter 11 filing, the Company recorded post-petition interest expense on pre-petition obligations only to the extent it believes the interest will be paid during the bankruptcy proceeding or that it is probable that the interest will be an allowed claim.  Had the Company recorded interest expense based on its pre-petition contractual obligations, post-petition interest expense would have increased by $13.6 million for the period from the Petition Date to January 28, 2007.

At January 28, 2007, the Company had liabilities subject to compromise as follows:

Senior secured notes, 14.0%	$50,000
Senior unsecured notes, 11.875%	175,607
Parent unsecured notes, 16.5%	57,646
Senior subordinated unsecured notes, 13.75%	10,915
Accounts payable – Trade	30,242
Total liabilities subject to compromise	$324,410

The Company expects all long-term debt to be renegotiated and impaired, including the $50 million senior secured notes.  These senior secured notes became subordinate to the Debtor-in-Possession Financing Agreement signed in September 2006.  As such, these secured notes have been collateralized the same as the DIP Financing Agreement, which takes priority in bankruptcy proceedings.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

In addition to the $324.4 million of liabilities subject to compromise itemized above, the Company’s $15 million of Redeemable Preferred Stock is also subject to compromise.

The classification of liabilities “not subject to compromise” versus liabilities “subject to compromise” is based on currently available information and analysis.  As the bankruptcy filing proceedings and additional information and analysis is completed, or, as the Court rules on relevant matters, the classification of amounts between these categories may change.  The amount of any such changes may be significant.

Debtor-in-Possession Credit Facility

On September 5, 2006, the Company entered into a Debtor-in-Possession (DIP) Facility with a bank, providing financing to the Company consisting of revolving credit loans and the issuance of letters of credit in an aggregate amount up to $45 million.  On September 27, 2006, the Debtors received final approval of the DIP Facility by the Bankruptcy Court.  At January 28, 2007, the Company had no borrowings outstanding under the revolving credit facility and had undrawn letters of credit of $15.9 million under the DIP Facility.  The revolving credit loans bear interest at a rate of prime plus 3%.  The undrawn letters of credit have a 5% facility fee.

As part of the original DIP agreement, the Debtors were required to have a final agreement with Wal-Mart by January 31, 2007.  The Company filed, with its Plan of Reorganization on January 31, 2007, the Wal-Mart agreement which will become final upon approval of the Plan of Reorganization.

Additionally, the DIP agreement requires that the Company’s Plan of Reorganization be approved by May 31, 2007.  Based on the events that have recently transpired relating to the sale of the Company’s assets, it is unlikely any plan will be approved by that date.  The Company has received a waiver relating to this date.

Reorganization Items

Reorganization items represent the direct and incremental costs associated with bankruptcy cases such as professional fees, liability claim adjustments and losses that are probable and can be estimated related to terminated contracts.  SOP 90-7 requires reorganization costs to be separately disclosed.  (See Note O).

The Debtor’s reorganization costs for the period from August 31, 2006 (filing date), to January 28, 2007, consists of the following:

Professional fees (includes attorneys, accountants, consultants and business advisors)	$5,716
Bank fees associated with DIP financing	302
Recovery on forgiveness of indebtedness	(504)
$5,514

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Ability to Continue as a Going Concern

The Company has incurred an operating loss of $71.8 million and generated negative cash flows from operations over the past several years.  Our working capital deficit for the year ended January 28, 2007, was $21.3 million and total liabilities exceeded total assets by $262.2 million.

The Company’s ability, both during and after the Chapter 11 cases, to continue as a going concern is dependent upon various factors including: (1) the ability to successfully achieve cost savings and complete its restructuring, (2) the success of its marketing programs to attract customers, (3) the ability to generate cash from operations, (4) the ability to achieve sustainable profitability, (5) the consummation of a plan of reorganization under the Bankruptcy Code or the successful consummation of the sale of the Company’s assets.

The Company believes that the material risks and uncertainties that could affect its future are:  the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any financing necessary for operations and other purposes, whether DIP financing or other financing; the ability of the Company to maintain adequate liquidity; the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to realize assets and satisfy liabilities without substantial impairment and/or changes in ownership; the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants); the ability of the Company to attract, motivate and/or retain key executives and associates; the future level of demand for the Company’s products, the increase in availability of digital photography; the general economic condition of the United States and other regions of the world; inflation and other factors discussed herein.  The consolidated financial statements do not include any adjustments that might be required should we be unable to continue as a going concern.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Portrait Corporation of America, Inc. and its wholly owned subsidiaries.  All significant intercompany balances and transactions have been eliminated in consolidation.

In accordance with SOP 90-7, the consolidated financial statements do not purport to show (a) as to assets, their realizable value on a financial statements liquidation basis or their availability to satisfy liabilities; (b) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or the status of priority thereof; (c) as to shareholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Fiscal Year

The Company’s fiscal year ends on the Sunday nearest the end of January.  The fiscal year 2006 ended January 28, 2007.

Revenue Concentration

Approximately 97% of sales for the fiscal year 2006 was derived from sales at permanent and traveling portrait studios located in Wal-Mart stores.  These studios are operated under agreements with Wal-Mart in the U.S., Canada, Mexico, Germany and the U.K. that commit the Company to a percentage-of-sales commission payable to Wal-Mart.  The agreements can be terminated or suspended by Wal-Mart for various reasons, some of which are beyond the Company’s control.

Supply Concentration

The Company purchases substantially all of its photographic film, paper and processing chemistry from two suppliers.  Agreements with these suppliers were reached in January 2006 and expire in July 2007.  Management is in the process of renegotiating these contracts.  Although there are a limited number of manufacturers of these products, management believes other suppliers could provide similar products.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period.  Significant estimates include, but are not limited to, deferral of costs related to undelivered portraits, worker’s compensation and general property and casualty liability insurance reserves, useful lives of property and equipment, potential and asserted tax claims and the valuation allowance for deferred tax assets.  Actual results could differ from those estimates.

Foreign Currency Translations

Assets and liabilities of foreign operations are translated into U.S. dollars at the exchange rate in effect on the balance sheet date, while income and expense accounts are translated at the average rates in effect during each fiscal period.   Gains and losses on foreign currency transactions are included in the determination of net income (loss) for the period and are included in general and administrative expenses.  The Company recognized a foreign currency translation gain of $0.5 million in fiscal 2006.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Accounts Receivable

There was no allowance for doubtful accounts at January 28, 2007, as substantially all accounts receivable relate to amounts to be remitted by credit card processing companies and management has a high level of assurance these amounts will be collected.

Inventories

Inventories include photographic film, paper, processing chemistry, photographic and sales supplies, add-on merchandise and work-in-progress on undelivered portraits which are valued at the lower of cost or market, cost being determined on an average cost basis.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  A summary of estimated useful lives is as follows:

Land improvements	10 to 30 years
Buildings and improvements	10 to 55 years
Photographic, sales and finishing equipment	3 to 15 years
Studio improvements	3 to 10 years

Construction in progress represents short-term capital projects such as camera, background and lighting system construction.  Depreciation of these assets begins at the time the projects are completed and placed into service.

Maintenance and repairs are charged to expense as incurred.  When properties are disposed, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss is credited or charged to income.

Depreciation and amortization expense for property and equipment for fiscal year ended January 28, 2007, was $14.2 million.

Long-lived Asset Recoverability

The Company evaluates the carrying value of long-lived assets, excluding goodwill and intangible assets with an indefinite life, when circumstances indicate the carrying value of those assets may not be fully recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  The Company evaluates the recoverability of long-lived assets held for use by comparing the net carrying value of an asset group to the estimated undiscounted future cash flows (excluding interest) during the remaining life of the asset group.  If such an evaluation indicates that the future undiscounted cash flows of certain long-lived asset groups are not sufficient to recover the carrying value of such asset groups, the assets are then adjusted to their fair values.  In fiscal 2006, we recorded an impairment loss against long-lived assets.  (See Note L).

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Goodwill

SFAS No. 142, “Goodwill and Other Intangible Assets,” requires the use of a non-amortization approach to account for purchased goodwill and certain intangible assets with indefinite useful lives.  Goodwill is assessed at least annually or more frequently when events or circumstances indicate that impairment might have occurred.

In evaluating goodwill for impairment, the Company compares the fair value of its retail reporting unit, where all of the goodwill is recorded, to the carrying value of this reporting unit.  If the fair value of the reporting unit is less than the carrying value of the reporting unit, the Company compares the implied fair value of reporting unit goodwill with the carrying value of the goodwill.  If the carrying value of the reporting unit goodwill exceeds the implied fair value of that goodwill, the Company would recognize an impairment in an amount equal to that excess.  The Company recognized an impairment loss against goodwill in fiscal 2006.  (See Note M).

Deferred Financing Costs

Deferred financing costs consist primarily of fees and expenses incurred in obtaining long-term financing.  The deferred costs are amortized over the life of the related debt, ranging from four to eight years using the straight-line method, which approximates the effective interest method.  Accumulated amortization as of January 28, 2007 totaled $7.1 million.  In conjunction with the Company’s filing for bankruptcy protection, the amortization of deferred financing costs was suspended for certain deferred financing costs associated with a 2002 issuance of debt.  In addition, as the related debt has not yet been approved as an allowed claim by the Court, the unamortized balance of deferred financing costs has not been adjusted.  (See Note H).

Interest

While operating as a debtor-in-possession, in accordance with SOP 90-7, we record interest expense only to the extent (1) interest will be paid during our Chapter 11 proceeding or (2) it is probably interest that will be an allowed priority, secured or unsecured claim.  Interest expense recorded on our consolidated statement of operations totaled $29,476 for the year ended January 28, 2007.  Contractual interest expense (including interest expense that is associated with obligations classified as liabilities subject to compromise) totaled $43,068 for the year ended January 28, 2007.

Insurance

The Company is self insured for employee health benefits and participates in large deductible insurance plans relating to workers’ compensation and general property and casualty liabilities.  The Company has stop-loss coverage to limit the exposure arising from these claims.  Losses for claims filed and claims incurred but not reported are accrued based upon the Company’s estimates of the aggregate liability for uninsured claims incurred using actuarial assumptions followed in the insurance industry and the Company’s historical experience.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Revenue Recognition and Deferred Costs

Sales are recorded when portraits and/or other merchandise are delivered to customers.  Costs incurred relating to portraits processed, or in process, are deferred and included in inventory as incurred and expensed when the related photographic sales are recognized.  Deposits made by customers on portraits not yet delivered are recorded in other current accrued liabilities on the consolidated balance sheet and was $8.4 million as of January 28, 2007.  Sales and other taxes collected from customers for remittance to governmental entities is presented on a net basis in the accompanying statements of operations.  (See Note B).

Cost of Sales

Cost of sales is comprised of the following components:  (1) materials and supplies needed for photography and sales, including film and equipment depreciation; (2) the cost to produce portraits, including freight, direct labor, depreciation and management of photography and production facilities; (3) the production of directories for churches and other institutions and commissions paid to the host store; and (4) the labor and commissions paid to employees for all phases of customer acquisition, photography and sales processes, associated payroll taxes, related benefits and travel.

Shipping and Handling Costs

Shipping and handling costs are classified as a component of costs of goods sold.  Customer payments of shipping and handling, if any, are recorded as product and other revenue.

Advertising

Costs associated with advertising are charged to operations at the time the advertisement is first distributed.  Advertising expense was $7.3 million  for the year ended January 28, 2007.

Studio Pre-opening Costs

Costs of opening new retail studios are charged to operations as incurred.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss and tax credit carryforwards as well as differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided against deferred tax assets if, based on the weight of available evidence, the Company determines that it is more likely than not those assets will not ultimately be realized.  In addition, the Company evaluates the need for income tax liabilities under the guidance espoused in SFAS No. 5, “Accounting for Contingencies.”  (See Note F).

Stock-based Compensation

Prior to fiscal 2003, the Company accounted for its stock option plan in accordance with the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation expense relating to stock options granted to employees was recorded only if the current fair value of the underlying stock exceeded the exercise price on the grant date.

During fiscal 2003, the Company elected to adopt the fair value based employee stock-based compensation expense recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.”  SFAS No. 123 states the adoption of the fair value based method is a change to a preferable method of accounting.

Under the prospective transition provisions of SFAS No. 123, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” the Company adopted the fair value method effective as of the beginning of the year in which the decision was made, or February 3, 2003.

Beginning January 30, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R, “Share-Based Payment,” using the modified-prospective transition method.  Under that transition method, compensation cost recognized in fiscal 2006 includes the following:  (1) compensation cost related to any share-based payments granted through, but not yet vested as of June 24, 2005, and (2) compensation cost for any share-based payments granted subsequent to June 24, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R.  Compensation expense recognized in fiscal 2006 was nominal.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Fair Value of Financial Instruments

The Company is required to disclose in its consolidated financial statements the fair value of all financial instruments, including assets and liabilities both on and off the balance sheet, for which it is practicable to estimate such fair value.  Fair value methods, assumptions and estimates for the Company are as follows:

—
Cash and cash equivalents, accounts receivable, prepaid expenses, short-term borrowings, accounts payable – trade and accrued expenses – the carrying amount approximates fair value because of the short maturity of these instruments.

—	Noncurrent liabilities – the carrying amount approximates fair value as such amounts represent long-term workers’ compensation obligations.

Related Party

The Company reimbursed its principal shareholder for certain expense incurred by the shareholder on behalf of the Company for the year ended January 28, 2007 in the amount of $71.

Newly Issued Accounting Standards

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, - a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle.  The provisions of this statement are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The Company adopted SFAS No. 154, effective January 30, 2006, with no material impact on their financial position or results of operations.  (See Note B).

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurement. SFAS No. 157 does not require any new fair value measurement and the Company is currently evaluating the impact, if any, of SFAS No. 157 on its financial position, results of operations and cash flows.  SFAS No. 157 requires prospective application for fiscal years beginning after November 15, 2007.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of SFAS Statements No. 87, 106 and 132(R).”  SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income (loss) to report the funded status of defined benefit pension and other postretirement benefit plans.  Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date.  The Company does not believe the adoption of SFAS No. 158 will have a material impact on their financial position or results of operations.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FAS No. 115.”  SFAS No. 159 allows measurement at fair value of eligible financial assets and liabilities that are not otherwise measured at fair value.  If the fair value option for an eligible item is elected, unrealized gains and losses on that item shall be reported in current earnings at each subsequent reporting date.  SFAS No. 159 also establishes presentation and disclosure requirements designed to draw comparison between the different measurement attributes the Company elects for similar types of assets and liabilities.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  Early adoption is permitted.  The Company does not believe the adoption of SFAS No. 159 will have a material impact on their financial position or results of operations.

In March 2006, the Emerging Issues Task Force (EITF) issued EITF Issue 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (that is, Gross versus Net Presentation).”  A consensus was reached that entities may adopt a policy of presenting sales taxes in the income statement on either a gross or net basis.  If taxes are significant, an entity should disclose its policy of presenting taxes and the amount of taxes.  The guidance is effective for periods beginning after December 15, 2006.  The Company presents sales net of sales taxes.  This EITF will not impact the method for recording these sales taxes in the Company's consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (Fin. No. 48), to clarify what criteria must be met prior to recognition of a financial statement benefit under SFAS No. 109, “Accounting for Income Taxes,” of a position taken in a tax return.  The Interpretation is effective for the first annual period beginning after December 15, 2006.  The Company adopted Fin. 48 as of the beginning of its fiscal 2007 year and is currently evaluating its impact.

In March 2007, the FASB issued proposed FASB Staff Position (FSP) FAS 154-a, “Considering the Effects of Prior-Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  The proposed FSP would provide guidance for privately held nongovernmental entities and not-for-profit organizations on quantifying misstatements as a basis for evaluating the materiality of misstatements on the current year financial statements similar to the guidance for SEC registrants in SEC Staff Accounting Bulletin 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  Under proposed FSP FAS 154-a, an entity would quantify misstatements in previously issued financial statements using both the rollover approach and the iron curtain approach.  The Company does not anticipate this proposed FSP will have a material effect on their financial position or results of operations.

Note B – Change in Accounting Estimate

The Company recognizes revenue consistent with SEC Staff Accounting Bulletin 104 (SAB 104) “Revenue Recognition,” where revenues are recognized when photographs are delivered versus at the time of photography.  In the first quarter of fiscal 2006, the Company changed the estimate it uses for determining the amount of deferred direct and indirect labor costs associated with the recognition of sales revenue when portraits are delivered.  As a result of the above change in estimates, the Company reduced its net income for fiscal 2006 by $0.7 million.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Note C – Inventory

The components of inventory are comprised of the following:

2007
Photographic developing materials	$5,036
Photographic supplies	3,811
Sales supplies	248
Repair parts	892
Total inventory	$9,987

The Company maintains a reserve for inventory obsolescence.  The balance of this reserve at January 28, 2007 was $701.

Note D – Other Accrued Liabilities

Other accrued liabilities are comprised of the following:

2007
Accrued taxes other than income	$1,306
Other accrued expenses	7,170
Deferred revenue	492
Customer deposits	6,524
Total other accrued liabilities	$15,492

Included in other accrued expenses is $2,000 of rebranding credit.

Note E – Other Liabilities

Other liabilities are comprised of the following:
2007
Accrued interest	$0
Long-term portion of workers’ compensation obligations	4,987
Long-term occupancy obligations	0
Total other liabilities	$4,987

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Note F – Income Taxes

The components of the income tax (provision) benefit are as follows:

2007
Current:
Federal	$0
State	0
Foreign	(300)
Total current	(300)
Deferred:
Federal	18,588
State	3,389
Foreign	1,152
Valuation allowance change	(23,129)
Total deferred	0
Total (provision) benefit	$(300)

For the year ended January 28, 2007, the provision for income taxes differs from the amount of income tax determined by using the applicable U.S. statutory rate.  The determination of the Company’s provision for income taxes requires significant judgment and the use of estimates to interpret and apply complex international and domestic tax laws.  Reserves are established when, despite management’s belief that the Company’s tax return positions are fully supportable, management believes certain positions may be successfully challenged.  The consolidated tax provision includes the impact of changes to accruals that are considered appropriate, as well as the related net interest and penalties, if applicable.  When facts and circumstances change, these reserves are adjusted through the provision for income taxes.  At  January 28, 2007, the Company had accrued $1.7 million for probable liabilities resulting from possible tax assessments by various taxing authorities.  (See Note I).

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

	2007
	Amount	Percent
Tax benefit at U.S. statutory federal rates	$24,306	34%
Expenses not deductible	(147)	0%
State income tax benefit, net of federal income tax (provision) benefit	3,143	4%
Additional foreign subsidiary taxes	(942)	0%
Nondeductible interest	(638)	(1)%
Valuation allowance	(23,129)	(36)%
Goodwill impairment	(2,900)	(4)%
Release of tax reserves	0	0%
Other	7	(1)%
Total provision	$(300)	(1)%

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at January 28, 2007 are as follows:

2007
Deferred tax assets:
Current:
Inventory, principally due to obsolescence reserve	$271
Workers’ compensation accrual	1,429
Deferred revenue	1,507
Deferred licensing fees	820
Other	2,173
Valuation allowance	(5,062)
Net current deferred tax assets	1,138
Noncurrent:
Alternative minimum tax and other tax credits	1,247
Net operating loss carryforward (federal, state, foreign)	35,959
Intangibles	(140)
Stock option, principally due to compensation element	803
Interest expense deferred for tax	7,691
Workers’ compensation accrual	1,926
Other	267
Valuation allowance	(46,566)
Net noncurrent deferred tax assets	1,187
Total deferred tax assets	2,325
Deferred tax liabilities:
Current – Prepaid expenses	(1,138)
Noncurrent – Plant and equipment, principally due to differences in depreciation	(1,187)
Total deferred tax liabilities	(2,325)
Net deferred tax assets	$0

For the fiscal year ended January 28, 2007, a valuation allowance was provided against the deferred tax assets since management concluded it was more likely than not that such deferred tax assets would ultimately not be realized.

At January 28, 2007, the Company had gross U.S. federal net operating loss carryforwards of approximately $79 million, expiring 2019 through 2026.  Additionally, the Company has minimum tax credit carryforwards with indefinite expiration of approximately $1 million.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

The Company is expected to emerge from protection under Chapter 11 of the bankruptcy code during the next fiscal year.  Among other things, the Company will revalue all assets and liabilities in its consolidated financial statements, including its deferred tax assets and liabilities and valuation allowance, if any.  The Company will also be required to comply with all income tax effects relating to the transactions as proposed in the Plan of Reorganization, which was filed with the Court on February 2, 2007.  The impact of these revaluations is not yet known.

Note G – Employee Benefits

The Company has a profit sharing plan with annual discretionary contributions by the Company as directed by the Board of Directors for all employees who meet certain eligibility requirements.  The Company made no contributions in fiscal 2006.

The Company also sponsors a 401(k) plan for all employees.  Employees may elect to contribute up to 75% of their gross wages.  The Company did not contribute to this plan in fiscal 2006.

Note H – Debt

Below is a summary, which is classified under liabilities subject to compromise as of the year ended January 28, 2007:
Date Issued	Description	Face Value	Discount	Outstanding	Interest Rate	Maturity Date
6/27/02	Senior Notes Unsecured (1)	$165,000	$1,200	$163,800	11.875%	8/1/09
6/27/02	Senior Subordinated Notes (2)	10,000	200	9,800	13.75%	6/27/10
6/27/02	Senior Subordinated Discount Notes (3)	56,600	600	56,000	16.5%	6/27/10
7/15/05	Senior Secured Notes (4)	50,000	0	50,000	14.0%	6/1/09
	Total	$281,600	$2,000	$279,600

Footnotes:
(1)	Redeemable at the Company’s option at the greater of 101% or make–whole premium plus accrued and unpaid interest.
(2)	Interest payable semi-annually in arrears.
(3)	$30 million face value, interest added to principal through June 27, 2007. Thereafter interest payable in cash semi-annually in arrears.
(4)	Interest payable monthly.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

The debt facilities contain various covenants which may limit or restrict the incurrence of indebtedness, the creation of liens, mergers, consolidations, transactions with affiliates, amendments to material agreements, investments, dividends and asset sales by the Company.  Violations of various covenants under these facilities were stayed by the bankruptcy filing.

Note I – Commitments and Contingencies

Leases

The Company is committed under lease arrangements covering certain computer and office equipment.  The approximate minimum rental payments under existing noncancelable leases with initial or remaining terms of more than one year at January 28, 2007, are as follows:

	Operating	Capital	Total
Fiscal year:
2007	$939	$13	$952
2008	439	0	439
2009	163	0	163
2010	98	0	98
2011	7	0	7
	1,646	13	1,659
Less – Interest	0	(1)	(1)
Total	$1,646	$12	$1,658

Certain of the Company’s operating lease agreements have renewal options.  Rental expense for all operating leases was $1.5 million for the fiscal year ended January 28, 2007.  The principal due on capital leases is currently categorized as current portion of long-term liabilities on the accompanying consolidated balance sheets.

The Company leases 47 locations for its Hometown Threads (HTT) business, purchased on October 22, 2004, from Wal-Mart pursuant to separate leases, the first of which was entered into on May 15, 2000.  HTT franchisees sublease all of these locations.  The leases are for a term of five years each with the option to renew for an additional five years provided the Company gives Wal-Mart at least 180 days notice of the desire to renew.  The sub-lessees pay rent directly to Wal-Mart, but, in the event a franchisee does not pay the rent, the Company is liable to Wal-Mart for any such unpaid rent.

 Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

The amounts of these subleases not included in the table of noncancelable leases with initial or remaining terms of more than one year at January 28, 2007, are as follows:

Fiscal year:
2007	$607
2008	482
2009	260
2010	112
$1,461

Purchase Commitments

Effective January 1, 2006, the Company agreed to purchase 100% of its North American requirements for color negative film from Kodak during the period beginning January 1, 2006, and ending June 30, 2007.  However, the Company may purchase up to 1% of its North American requirements for film from other vendors for testing and evaluation.  The Company has agreed to purchase a minimum number of rolls of color negative film from Kodak during the period.  In the event the Company fails to purchase a minimum number of rolls of film, Kodak may recover from the Company an amount equal to the difference between the actual number of rolls purchased and the minimum requirement.  The Company will not meet its minimum purchase commitment.  The Company is currently in negotiations with Kodak to renew the supply contract which will include a waiver of the potential minimum purchase penalty.

Effective December 8, 2005, the Company agreed to purchase 100% of its North American requirements for photographic paper and chemicals from Fuji during the period beginning January 1, 2006, and ending June 30, 2007.  The Company has agreed to purchase a minimum square footage of paper from Fuji during the period, and will be subject to a penalty on any amount by which this minimum purchase requirement exceeds the number of square feet of paper actually purchased under the supply agreement.  The Company will not meet its minimum purchase commitment.  The Company is currently in negotiations with Fuji and others to renew the supply contract.  The negotiations with Fuji include a request to waive the potential minimum purchase penalty.  Management believes the penalty will either be waived by Fuji or more favorable pricing can be achieved from alternate suppliers.

Tax Assessment

During fiscal 2005, the Company received a tax assessment from the Canada Customs and Revenue Agency related to their transfer pricing review for the year ended January 28, 2001.  As of January 28, 2007, the Company accrued $1.6 million for probable liabilities resulting from this review.

Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a materially adverse effect on the Company’s financial position, results of operations or liquidity.  (See Note O).

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Note J – Redeemable Convertible Preferred Stock – Series A

Series A preferred stockholders are entitled to receive a dividend or distribution when the Board of Directors declares a dividend or makes any other distribution to the holders of common stock.  Such dividend or distribution to Series A preferred stockholders will be equal to the amount of dividend or distribution that would be paid on the common stock into which the Series A preferred stock is convertible.  Any such amounts shall be paid to the holders of Series A preferred stock at the same time such dividend is paid to holders of common stock.  No such dividends have been declared.

The Series A preferred stock has voting rights equal to 125 shares of common stock, and at any time at the option of the holder, can be converted into 125 shares of the Company’s common stock, subject to adjustment for certain events.  The Series A preferred stockholders shall also have the right to appoint one director to the Company’s Board of Directors.

Upon the filing of restated articles of incorporation on December 20, 2002, the liquidation and redemption provisions of the Series A preferred stock were modified.  The redemption of the Series A preferred stock by the Company is now at the option of the holders of the Series A preferred stock, rather than being mandatorily redeemable on April 30, 2011.  Also, the redemption price of the Series A preferred stock and the amount payable upon certain extraordinary events will be $1,000 per share plus all declared and unpaid dividends.

Note K – Stock Options and Warrants

The Company currently has two stock option plans, the 1996 Omnibus Long-Term Compensation Plan (the 1996 Plan) and the PCA International, Inc. Stock Option Plan (the New Option Plan).  As provided in each stock option agreement and in the New Option Plan, options become exercisable over time.  Except to the extent otherwise provided in the applicable stock option agreement, each option vests ratably over five years.

Warrants

On June 27, 2002, the Company issued warrants for the purchase of 52,460 shares of its common stock at an exercise price of $0.01 per share and 287 shares of its Series A preferred stock at an exercise price of $0.01 per share.

At January 28, 2007, the range of exercise prices and the weighted average remaining contractual life of common stock options and warrants outstanding are as follows:

Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Number of Common Stock Options and Warrants Exercisable
$0.01	52,460	4.4	52,460
$0.20	254,150	0.6	254,150
$8.00	263,750	4.6	128,750
$26.50	126,000	4.7	66,500
$30.00	113,500	3.7	78,250
	809,860		580,110

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

No warrants were granted in fiscal 2006.  The Company values its stock options and warrants using the Black-Scholes option valuation method.  Due to the Company’s current financial condition, option grants in 2006  had no fair value.

The following table sets forth information regarding the common stock option plans and warrants:

	Number of Common Shares	Weighted Average Price
Options and warrants outstanding January 29, 2006	1,029,860	$11.73
Options canceled	(270,000)	$(26.45)
Options granted	50,000	$11.70
Options and warrants outstanding January 28, 2007	809,860	$10.95

Note L – Impairment of Long-lived Assets

The Company evaluates the carrying value of long-lived assets, excluding goodwill, when circumstances indicate the carrying value of those assets may not be fully recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Based on the fact the Company filed for bankruptcy protection on August 31, 2006, we concluded there were sufficient indicators to require us to assess whether any portion of our long-lived assets were impaired.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Based on valuations performed by an independent third party utilizing the market approach, income approach and the cost approach, we concluded that the Company’s long-lived assets were impaired.  Assets were classified into eight components:  (1) US Open Stores, (2) US Closed Stores Relocated Assets, (3) US Closed Stores Scrapped Assets, (4) Headquarters/Processing/Warehouse, (5) Canada Stores, (6) Mexico Stores, (7) UK Stores and (8) Real Estate of Closed Facilities.  SFAS 144 requires a two step process.  Step 1 compares the undiscounted cash flows through the end of the assets remaining lives to their carrying values.  Any component deemed impaired under Step 1 will then be subject to further allocations of value under Step 2.  Of the eight component asset groups, four were deemed to fail the Step 1 test.  As a result, we concluded that approximately $22.2 million of long-lived assets were impaired and expensed as a noncash charge to continuing operations.

The four component asset groups where impairment charges were incurred and the respective impairment loss charged in the current period are as follows:

U.S. Wal-Mart Studios (open)	$15,800
U.S. Wal-Mart Studios (stores to be closed - relocated equipment)	4,500
U.S. Wal-Mart Studios (stores to be closed - scrapped equipment)	345
Mexico Wal-Mart Studios (open)	1,600
$22,245

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Note M – Goodwill and Intangible Assets

We review goodwill for impairment annually or more frequently if events or circumstances indicate the carrying value of an asset may not be recoverable in accordance with SFAS 142, “Goodwill and Other Intangible Assets.”

As the Company is under bankruptcy protection, we concluded there were sufficient indicators to require us to assess whether any portion of our recorded goodwill balance was impaired.  Based on valuations performed by an independent third party, utilizing a market comparable approach and an income approach, we concluded that the goodwill in our retail reporting unit was impaired.  As a result, we recorded an impairment loss of approximately $9.5 million as a noncash charge to continuing operations.

Note N – Business Segments

The Company has two reportable segments, Retail and Institutional.  The Retail segment serves customers in retail stores in the U.S., Canada, Mexico, Germany and the U.K.  The Institutional segment serves institutional markets such as church congregations.

The Company evaluates performance based on sales and Adjusted EBITDAR.  The Company defines Adjusted EBITDAR as income (loss) before interest, taxes, depreciation and amortization, costs associated with closing businesses due to its restructuring and restructuring costs.  The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in Note A.

Adjusted EBITDAR is presented herein because the Company believes it to be relevant and useful because it is used by management to evaluate the operating performance of the Company.  Management also uses Adjusted EBITDAR for planning and forecasting purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in the Company’s compensation incentive programs.  Adjusted EBITDAR excludes certain items, including nonoperating losses associated with closing business units and other costs associated with its restructuring under Chapter 11.  Management believes these costs are not indicative of the Company’s core operating results and are not expected to have a financial impact once the Company emerges from bankruptcy protection.  Adjusted EBITDAR is not a measure of financial performance under generally accepted accounting principles (GAAP) and Adjusted EBITDAR should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income.  In addition, because other companies may present items similarly titled to “Adjusted EBITDAR,” but determined with differing adjustments, Adjusted EBITDAR as presented herein should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies.  While management believes some of the items excluded from Adjusted EBITDAR are not indicative of the Company’s core operating results, these items do impact the Company’s statement of operations; therefore, management utilizes Adjusted EBITDAR as an operating performance measure in conjunction with a comparable GAAP measure such as net income and/or income from operations.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Business Segment Data

	2007
	Retail	Institutional	Consolidated
Net loss	$(69,574)	$(2,213)	$(71,787)
Reconciling items:
Depreciation and amortization	14,050	170	14,220
Asset impairment	31,773	0	31,773
Interest expenses net	28,624	803	29,427
Income tax provision	300	0	300
Restructuring expenses pre-petition	2,272	0	2,272
Restructuring expenses post-petition	5,514	0	5,514
Adjusted EBITDAR	$12,959	$(1,240)	$11,719
	2007
	Retail	Institutional	Consolidated
Sales	$284,965	$6,876	$291,841
Adjusted EBITDAR	$15,294	$(1,240)	$14,054
Total assets	$105,352	$1,216	$106,568

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Geographic Data

	2007
	United States	Canada	Mexico	Other Foreign	Consolidated
Sales	$244,439	$34,232	$11,260	$1,910	$291,841
Long-term assets	$79,817	$7,332	$835	$433	$88,417

Note O – Subsequent Events

Closure of 500 U.S. Wal-Mart Under-performing Studios

As part of the Company’s restructuring initiatives, the Company planned the February 2007 closure of approximately 500 U.S. Wal-Mart studios.  In conjunction with these closures, the Company also instituted comprehensive cost reduction initiatives.  The estimated costs associated with the studio closures and the corresponding cost reductions relate primarily to studio equipment pick-up and storage charges of $1.0 million, severance payments of $1.0 million and costs to consolidate manufacturing of $0.1 million.  These costs will be incurred over the first six months of fiscal 2007.  Additionally, there are potential asset write-offs associated with equipment that will not be redeployed to ongoing studios of $2.2 to $4.2 million.  These costs will be incurred over the next 12 months as the equipment is evaluated and redeployed as warranted.  These assets have been isolated in a separate account in fiscal 2007 and are not being depreciated until final disposition is determined.

Because of the sensitive nature of the studio closures, the announcement to close the studios was made at the same time the studios were closed (February 2007).  These costs are being expensed as incurred in accordance with SFAS 146 “Accounting for Costs Associated with Exit or Disposal Activities.”  Accordingly, the Company did not record a reserve for these costs at January 28, 2007.

Sale of HTT

On April 6, 2007, the Company sold the assets and certain liabilities of its HTT subsidiary for $500,000 in cash.  The sale was approved by the Court on May 1, 2007.

Portrait Corporation of America, Inc. and Subsidiaries
(Debtors-in-Possession)

Notes to Consolidated Financial Statements
January 28, 2007

(in thousands, except share information)

Sale of Company

On May 2, 2007, the Company entered into an agreement with an unrelated third party to sell substantially all of its assets for $100 million in cash and certain assumed liabilities.  The sale, which is subject to approval by the Court, as well as the Federal Trade Commission and Assistant Attorney General in charge of the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act, will be a sale under Section 363 of the Bankruptcy Code and is expected to close on or around June 30, 2007.